Exhibit 10.25
EXECUTION COPY
SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED
REVOLVING LOAN AGREEMENT
     This Second Amendment and Consent to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of March 16, 2007 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.
RECITALS
     WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);
     WHEREAS, Borrower desires, and the Lenders and the Administrative Agent are willing, to amend the Loan Agreement and to consent to the Cash Infusion (as hereinafter defined), upon and subject to the conditions set forth in this Amendment; and
     WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. Omnibus Amendment. Pursuant to the terms of that certain Omnibus Amendment Agreement (the “Omnibus Amendment”) dated as December 29, 2006 by and among Borrower, Holdings, Agents, Royal Bank of Canada, as prior agent, and the Lenders, the effectiveness of Section 4 thereof relating to certain amendments to the Loan Agreement was conditioned on (a) the delivery to the Agents of a duly executed copy of the amendment to the Term Loan Agreement and all documents related thereto, each in form and substance reasonably satisfactory to GE Capital, in its capacity as Administrative Agent and (b) the delivery to the Agents of such additional agreements, documents, or instruments, if any, as Agents’ may reasonably request. To date, such conditions have not been met. The parties hereto agree that as of the date hereof Section 4 of the Omnibus Amendment is deleted in its entirety from the Omnibus Amendment and shall be of no force and effect. The parties hereto acknowledge that the conditions to the effectiveness of the remainder of the Omnibus Amendment have been satisfied or waived.
     2. Amendments to the Loan Agreement.
     (a) Section 1.5 to the Loan Agreement is hereby amended by inserting the following text at the conclusion of clause (a) therein to read as follows:

     “Notwithstanding the foregoing, solely for the period beginning on the Second Amendment Effective Date and ending on November 1, 2008, the Applicable Margins (other than the Applicable Unused Line Fee Margin) may be adjusted by reference to the following grids:

If Average Adjusted Borrowing	Level of
Availability is:	Applicable Margin:
≤ $100,000,000	Level IV
≤ $75,000,000, but < $100,000,000	Level III
≤ $50,000,000, but < $75,000,000	Level II
< $50,000,000	Level I

	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Index Margin	1.25%	1.00%	0.75%	0.75%
Applicable LIBOR Margin	2.50%	2.25%	2.00%	2.00%
Applicable L/C Margin	2.50%	2.25%	2.00%	2.00%

     (b) Section 1.6 to the Loan Agreement is hereby amended by inserting the following text at the conclusion of clause (g) therein to read as follows:
     “(other than arm’s length sales to Esmark Incorporated or any of its Affiliates in an amount not to exceed at any time $5,000,000; provided, that such sales shall be excluded as Eligible Accounts at such time as Esmark Incorporated or any of its Affiliates shall merge with or otherwise acquire or consolidate with any Credit Party)”
     (c) Section 6.6 to the Loan Agreement is hereby amended by (i) deleting the text “and” immediately following clause (c) therein, (ii) deleting the text “.” immediately following clause (d) therein and substituting therefore the text “; and” and (iii) inserting a new clause (e) immediately following clause (d) therein to read as follows:
     “(e) the Borrower may make Restricted Payments to Holdings to make interest payments permitted by Section 6.9(d).”
     (d) Section 6.7 to the Loan Agreement is hereby amended by inserting the following text at the conclusion of clause (d) therein to read as follows:
     “Notwithstanding the foregoing, for the Fiscal Year ending December 31, 2007, and for each Fiscal Year thereafter, the $65,000,000 of Capital Expenditures permitted pursuant to this Section 6.7(d) shall be increased to $70,000,000.”
     (e) Section 6.9 to the Loan Agreement is hereby amended by:
     (i) Inserting in clause (c) therein the text “, the documents evidencing the Capital Infusion” immediately following the text “the Master Labor Agreement” in the third to last line thereof; and

     (ii) Inserting a new clause (d) therein immediately following clause (c) to read as follows:
     ”(d) directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of the Capital Infusion (other than through equity offerings or the refinancing or replacement thereof so long as any resulting unsecured subordinated Indebtedness shall have (i) a maturity date no earlier than the first anniversary following the Commitment Termination Date and (ii) annual cash debt service provisions (including, without limitation, those relating to scheduled interest and principal payments, prepayments and repurchases and redemptions) and other material provisions, including, without limitation, subordination provisions, on terms no less favorable to the Credit Parties and the Revolving Lenders than those contained in the original documentation for such Indebtedness, in each case in the sole opinion of the Administrative Agent); provided, that if no Default or Event of Default shall then exist and be continuing, Holdings may make cash payments on account of accrued and unpaid interest thereon.”
     (f) Section 8.1 to the Loan Agreement is hereby amended as follows:
     (i) by deleting the text “the board of directors of Borrower” in clause (k)(ii) therein and substituting therefor the text “the board of directors of Holdings”.
     (ii) by inserting a new clause (p) therein immediately following clause (o) thereof to read as follows:
     or “(p) any Event of Default (as defined in the Term Loan Agreement) occurs under Section 7.1(q) or (r) of the Term Loan Agreement (as in effect on the Second Amendment Effective Date);”
     (g) The following definitions contained in Annex A to the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“Administrative Agent” means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.
“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) pro forma interest paid during such period as a result of the Capital Infusion (as defined in the Second Amendment), (c) Consolidated Lease Expense for such period, (d) current maturities on long term Indebtedness pursuant to GAAP for the Term Loans during such period, (e) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Loans), (f) income taxes paid or payable in cash with respect to such period, (g) Restricted Payments made during such period and (h) payments of Term Loans with Excess Cash Flow (as defined in the Term Loan Agreement) made during such period.

“Continuing Directors” means the directors of Holdings on the Second Amendment Effective Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.
“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Holdings delivered in accordance with Section 4.1 and Annex E.
“Swing Line Lender” means GE Capital.
     (h) Annex A to the Loan Agreement is hereby amended by inserting the following definition in alphabetical order therein:
     “Second Amendment” means that certain Second Amendment and Consent to Amended and Restated Revolving Loan Agreement dated as of March 16, 2007 by and among Borrower, Holdings, Administrative Agent, and the Lenders.
     “Second Amendment Effective Date” has the meaning ascribed to it in the Second Amendment.
     (i) Annex A to the Loan Agreement is hereby amended by deleting the text “$150,000,000” in clause (b)(ii) of the definition of “Borrowing Base” therein (with regards to the definition of “Inventory Cap”) and substituting therefor the text “$160,000,000”.
     (j) Annex C to the Loan Agreement is hereby amended by deleting the text “(2) Borrowing Availability falls below $50,000,000” in clause (c) therein and substituting therefor the text “(2) the Administrative Agent so requires in its sole discretion after Borrowing Availability falls below $50,000,000 (or $25,000,000 solely for the period beginning on the Second Amendment Effective Date and ending on July 31, 2007))”.
     (k) Annex G to the Loan Agreement is hereby amended by inserting the following text at the conclusion of clause (a) therein to read as follows:
     “; provided, that notwithstanding the foregoing, for the period beginning on the Second Amendment Effective Date and ending on November 1, 2008, the Credit Parties shall be in compliance with either clause (i) or clause (ii) below:
     (i) each of the Credit Parties shall not permit, if on any date the Borrowing Availability shall be less than $50,000,000, the Consolidated Fixed Charge Coverage Ratio for the period of the four most recently completed Fiscal Quarters to be less than 1.0 to 1.0; or

     (ii) each of the Credit Parties shall not permit the Borrowing Availability to be less than $50,000,000; provided, that solely for purposes of the calculation of the Borrowing Availability in this clause (ii), the Maximum Amount during this period shall be the amount set forth below opposite the applicable Fiscal Quarter for such period:

For Fiscal Quarter Ending:	Maximum Amount:
March 31, 2007	$270,000,000
June 30, 2007	$270,000,000
September 30, 2007	$270,000,000
December 31, 2007	$265,000,000
March 31, 2008	$260,000,000
June 30, 2008	$255,000,000
September 30, 2008 through November 1, 2008	$250,000,000
     3. Consent. Administrative Agent and Lenders hereby consent to the incurrence by Holdings of unsecured subordinated Indebtedness in an aggregate amount not to exceed $50,000,000 (the “Capital Infusion”), on terms and conditions satisfactory to Administrative Agent. Such consent is only applicable and shall only be effective in the specific instances and for the specific purpose for which made or given.
     4. Projections. The Administrative Agent and the Lenders acknowledge that Holdings and Borrower have delivered to them the Projections for the 2007 fiscal year, accompanied by a certificate of a Responsible Officer, in compliance with clause (c) of Annex E to the Loan Agreement.
     5. Representations and Warranties of Borrower.
     (a) The Recitals in this Amendment are true and correct in all respects.
     (b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except (i) to the extent that any such representation or warranty expressly relates to an earlier date and (ii) with respect to any information set forth in the Disclosure Schedules as of the Second Amendment Effective Date; provided, that within sixty (60) days of the Second Amendment Effective Date, the Borrower shall deliver to Agents and Lenders supplemental Disclosure Schedules (including marked copies to show the changes made against the Disclosure Schedules delivered to Agents and Lenders on the Restatement Date) which shall be true and correct in all material respects.
     (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     (d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.
     (e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.
     (f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.
     (g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Agreement or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.
     6. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:
     (i) Each of the parties hereto shall have delivered to Administrative Agent executed counterparts of this Amendment;
     (ii) Delivery to Administrative Agent of a duly executed copy of the amendment to the Term Loan Agreement and all documents related thereto, each in form and substance reasonably satisfactory to Administrative Agent;
     (iii) Delivery to Administrative Agent of a duly executed fee letter, in form and substance reasonably satisfactory to Administrative Agent;

     (iv) Delivery to Administrative Agent of the documents evidencing the Capital Infusion, including, without limitation, subordination terms satisfactory to Administrative Agent; and
     (v) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.
     7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.
     8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.
     9. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.
     10. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
     11. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 11 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

     EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent
By:	/s/ Matthew N. McAlpine
	Name:	Matthew N. McAlpine
	Title:	Duly Authorized Signatory

WHEELING-PITTSBURGH CORPORATION
By:	/s/ Michael P. DiClemente
	Name:	Michael P. DiClement
	Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower
By:	/s/ Michael P. DiClemente
	Name:	Michael P. DiClemente
	Title:	Vice President and Treasurer

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By:	/s/ Eustachio Bruno
	Name:	Eustachio Bruno
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Edumundo Kahn
	Name:	Edmundo Kahn
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Danielle R. Asbjorn
	Name:	Danielle R. Asbjorn
	Title:	Associate

JPMORGAN CHASE BANK, NA, as a Lender
By:	/s/ Michael F. McCullough
	Name:	Michael F. McCullough
	Title:	Senior Vice President

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Trja R. Otsa
	Name:	Trja R. Otsa
	Title:	Associate Director

Acknowledgement of Second Amendment
     Each of the undersigned (i) acknowledges receipt of a copy of the Second Amendment and Consent to Amended and Restated Revolving Loan Agreement dated as of March 16, 2007 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and the Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION, as a Credit Party
By:	/s/ Michel P. DiClemente
	Name:	Michael P. DiClemente
	Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION, as a Credit Party
By:	/s/ Paul J. Mooney
	Name:	Paul J. Mooney
	Title:	Vice President and Treasurer